SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 8, 2005

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 8, 2005, Caremark Rx, Inc. (the “Company”) issued the following press release disclosing material, non-public financial information concerning the Company’s quarterly fiscal period ended September 30, 2005. This press release contains certain non-GAAP financial measures as described therein.

[CAREMARK LOGO]

211 Commerce Street • Suite 800 • Nashville, Tennessee 37201 • www.caremarkrx.com • (615) 743-6600

FOR IMMEDIATE RELEASE

Contacts:
Investor Relations Ryan Hall, 615/743-6607 Or Corporate Communications Joan Gallagher, 615/743-6652

Caremark Rx, Inc. Announces Record Third Quarter Results

Raises 2005 Guidance to Upper End of Range; Gives Initial Outlook for 2006

Nashville, TN, November 8, 2005 – Caremark Rx, Inc. (NYSE: CMX) today reported diluted earnings per share of $.51 for the third quarter of 2005, equal to previous Company guidance as well as First Call consensus estimates. Diluted earnings per share for the third quarter of 2005 increased by 38% compared to $.37 in the third quarter of 2004. The third quarter 2005 and 2004 financial results included $1.7 million and $5.8 million, respectively, of integration and other expenses related to the acquisition of AdvancePCS, which closed in the first quarter of 2004. Excluding these expenses, diluted earnings per share for the third quarter of 2005 were also $.51, compared to $.38 in the third quarter of 2004, an increase of 34%.

Third Quarter 2005 Operating Results

Caremark reported net revenues of $8.1 billion in the third quarter of 2005, an increase of 8% over the third quarter of 2004. During the third quarter of 2005, mail pharmacy revenues totaled $2.9 billion and mail claims totaled 14.6 million, increases of 33% and 23%, respectively, over the third quarter of 2004. During the third quarter of 2005, retail revenues totaled $5.1 billion and retail claims totaled 116.2 million, decreases of 2% and 12%, respectively, as compared to the third quarter of 2004. The decrease in retail claims is primarily attributed to previously disclosed terminations of retail-oriented clients.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the third quarter of 2005, excluding integration and other related expenses, was $420.5 million, an increase of 25% over the third quarter of 2004. Operating cash flow in the third quarter was $225.9 million compared to $413.9 million in the third quarter of 2004. The lower cash flow from operations during the third quarter of 2005 is primarily attributed to the previously disclosed payment of $137.5 million to the U.S. Government to settle certain allegations against AdvancePCS, a subsidiary of Caremark.

Diluted earnings per share of $.51, excluding integration and other related expenses, for the third quarter of 2005, represented an increase of 34% from $.38 for the third quarter of 2004.

Commenting on the quarter’s results, Mac Crawford, Chairman, President and Chief Executive Officer said, “We continued to perform well during the quarter and deliver on our strategy. We saw strong growth in both revenues and earnings, and continue to experience higher mail order penetration rates, strong growth in specialty product sales, as well as higher generic dispensing rates within our book of business. This continues to translate into savings for our customers and another quarter of enhanced returns for our shareholders.”

Nine Months 2005 Operating Results

Caremark closed the acquisition of AdvancePCS on March 24, 2004. As a result, the Company’s operating results for the first nine months of 2004 only include the AdvancePCS operations from March 24, 2004 through

September 30, 2004. During the first nine months of 2005, Caremark reported net revenues of $24.6 billion, an increase of $6.8 billion over the same period in the prior year. EBITDA for the first nine months of 2005, excluding integration and other related expenses, was $1.2 billion, an increase of $392.0 million over the same period of 2004. The Company’s cash flow from operations for the first nine months of 2005 totaled $796.9 million.

Diluted earnings per share for the first nine months of 2005, excluding integration and other related expenses, increased 42% to $1.42 compared to $1.00 in the first nine months of 2004.

Nine Months 2005 Operating Results-Pro Forma

On a pro forma basis, assuming the AdvancePCS acquisition was included in the full first nine months of 2004, net revenues increased by 10% over the first nine months of 2004. EBITDA for the first nine months of 2005, excluding integration and other related expenses, was $1.2 billion, an increase of 36% from pro forma EBITDA of $870.5 million during the first nine months of 2004.

Diluted earnings per share, excluding integration and other related expenses, were $1.42 for the first nine months of 2005, an increase of 49% compared to $.95 recorded in the same period of the prior year on a pro forma basis.

Balance Sheet

At September 30, 2005, Caremark reported a net cash and short-term investments position of $1.05 billion, reflecting total cash and cash equivalents and short-term investments of $1.5 billion offset by Senior Notes totaling $450 million. During the third quarter, Caremark invested $41.2 million on capital expenditures and repurchased $98 million of its common stock.

Share Repurchase

In May 2005, Caremark announced that its Board of Directors had authorized a $1.25 billion program to repurchase the Company’s common stock in the open market. Prior to the third quarter of 2005, the Company had repurchased 25.2 million shares at an approximate total cost of $799 million. During the third quarter of 2005, the Company repurchased 2.3 million shares at an approximate total cost of $98 million. Since September 30, 2005, the Company repurchased 830,000 shares at an approximate total cost of $40 million. In total, the Company has repurchased 28.3 million shares to date at an approximate total cost of $937 million, leaving $313 million available under its authorized program.

Medicare Part D

In September, Caremark announced that it had received approval from the Centers for Medicare and Medicaid Services (CMS) to participate as a prescription drug plan sponsor (PDP). Caremark will be offering Medicare prescription drug benefits to seniors throughout the country starting next year through its wholly-owned subsidiary, SilverScript Insurance Company. In addition, Caremark is eligible to receive auto-enrollment of dual eligibles in 27 regions across the country.

“We are excited to have received approval from CMS to participate in the new Medicare Part D program. We believe that the plan will provide service to the many seniors who have not had prescription drug coverage in the past. We also see opportunities for Caremark to provide additional services and support to our health plan and employer clients as they continue to evaluate the scope of the program for 2006 and beyond,” said Mac Crawford.

Outlook

Caremark expects that its 2005 diluted earnings per share, before integration and other related expenses, will be $1.97, based on 456 million diluted shares outstanding and an effective tax rate of 39.5%. This represents the high-end of the previous guidance of $1.95 to $1.97 per diluted share. Caremark expects 2005 revenue growth on a GAAP basis of approximately 27%. Caremark’s expectations are currently based, in part, on the following assumptions:

•	Stock option expense associated with the unvested stock options held by AdvancePCS employees at the acquisition is expected to be approximately $11 million in 2005.

•	Amortization expense related to identifiable intangible assets acquired in the AdvancePCS transaction is estimated to total approximately $47 million in 2005.

•	Depreciation expense is expected to total approximately $101 million in 2005.

•	Net interest expense is expected to be break even for 2005.

•	The Company will continue to expense certain ongoing integration expenses related to the AdvancePCS acquisition as these costs are incurred. These expenses are not included in the Company’s earnings per share expectations for 2005.

Caremark expects diluted earnings per share, before integration and other related expenses, to be $.55 for the fourth quarter of 2005.

Caremark has not previously provided guidance for 2006. There are a number of factors that could have an impact on the Company’s 2006 results, including the timing of generic launches, the number of initial suppliers of each new generic drug as well as many aspects of the new Medicare Part D benefit. At the current time, Caremark expects diluted earnings per share for 2006 to be $2.30 to $2.38 before the impact of expensing stock options, a requirement under FASB 123R beginning in January 2006. The Company expects the 2006 stock option expense under FASB 123R to total $50 million to $55 million before taxes or $.07 to $.08 per diluted share after taxes.

Conference Call

As announced, Caremark will hold a conference call to discuss third quarter 2005 results, its 2006 outlook and the general operations of the Company. The details of the call are as follows:

Date:	Tuesday, November 8, 2005
Time:	10:30 a.m. Eastern Time 9:30 a.m. Central Time
Toll-Free Number:	(888) 596-9623
Int’l/Local Dial-in#:	(706) 634-6560
Leader:	Mac Crawford
Replay Number:	(800) 642-1687 or (706) 645-9291
Conference ID:	1394400

The call also will be broadcast live as well as replayed through the Internet. The Webcast can be accessed through the “Investor Relations” page on the Caremark Rx, Inc. Web site at www.caremarkrx.com.

A taped replay of the call also will be available beginning at 1:30 p.m. Eastern Time on November 8, 2005, until Midnight Eastern Time on November 22, 2005, by calling the replay number listed above.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. Caremark’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The Company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark Rx is available on the World Wide Web at www.caremarkrx.com.

Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” contained in this press release include the intent, belief or current expectations of the Company and members of its senior management team with respect to the anticipated growth prospects for the Company’s business, including 2005 and 2006 earnings per share projections, 2005 and 2006 revenue growth, the anticipated impact in 2006 of the Company’s Medicare Part D programs, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the Company’s operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the company’s other periodic filings from time to time with the SEC. This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided, in the footnotes to the tables attached hereto, a reconciliation of those measures to the most directly comparable GAAP measures.

Additional information about Caremark Rx is available on the World Wide Web at http://www.caremarkrx.com.

-tables follow-

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$942,738	$1,078,803
Short-term investments	534,703	223,610
Short-term investments—restricted	27,500	—
Accounts receivable, net	2,051,013	1,977,557
Inventories	405,776	436,754
Deferred tax asset, net	151,223	402,698
Income taxes receivable	41,409	64,654
Prepaid expenses and other current assets	28,822	35,550

Total current assets	4,183,184	4,219,626

Property and equipment, net	303,525	285,214
Goodwill, net	7,123,206	6,982,551
Other intangible assets, net	744,339	782,312
Other assets	49,859	40,031

Total assets	$12,404,113	$12,309,734

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$794,016	$678,083
Claims and discounts payable	2,349,647	2,644,426
Other accrued expenses and liabilities	329,033	293,017
Current portion of long-term debt	—	148,610

Total current liabilities	3,472,696	3,764,136

Long-term debt, net of current portion	450,000	450,000
Deferred tax liability	249,901	220,141
Other long-term liabilities	332,987	335,740

Total liabilities	4,505,584	4,770,017

Commitments and contingencies

Stockholders' equity:
Common stock	478	475
Additional paid-in capital	8,646,101	8,564,031
Unearned stock-based compensation	(9,472)	(21,783)
Treasury stock	(896,962)	(510,978)
Shares held in trust	(94,496)	(97,452)
Retained earnings (accumulated deficit)	260,786	(380,924)
Accumulated other comprehensive income (loss), net	(7,906)	(13,652)

Total stockholders' equity	7,898,529	7,539,717

Total liabilities and stockholders' equity	$12,404,113	$12,309,734

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004 (a)
Net revenue (Note 1)	$8,072,441	$7,457,892	$24,623,495	$17,788,277

Operating expenses:
Cost of revenues (b) (Note 1)	7,533,395	7,004,741	23,089,484	16,694,143
Selling, general and administrative expenses	115,848	111,645	341,679	287,501
Depreciation	25,402	24,735	73,962	61,998
Amortization of intangible assets	11,725	11,847	35,533	25,206
Stock option expense	2,733	6,408	9,174	15,493
Integration and other related expenses	1,686	5,798	8,807	21,236

Operating income	381,652	292,718	1,064,856	682,700
Interest (income) expense, net	(863)	7,306	4,178	25,714

Income before provision for income taxes	382,515	285,412	1,060,678	656,986
Provision for income taxes	151,094	113,593	418,968	261,760

Net income	$231,421	$171,819	$641,710	$395,226

Average number of common shares outstanding—basic	444,507	456,131	447,593	398,113
Dilutive effect of stock options and warrants	9,087	8,638	8,859	9,302

Average number of common shares outstanding—diluted	453,594	464,769	456,452	407,415

Net income per common share—diluted	$0.51	$0.37	$1.41	$0.97

Pharmacy claims:
Mail	14,559	11,791	43,314	30,363
Retail	116,159	132,554	366,713	300,746

Total	130,718	144,345	410,027	331,109

Adjusted Claims (Note 5)	159,236	167,523	494,884	390,486

Supplemental presentation of non-GAAP financial measures:
EBITDA (Earnings before interest, taxes, depreciation and amortization) (Note 3)	$418,779	$329,300	$1,174,351	$769,904

EBITDA excluding integration and other related expenses (Notes 3 and 4)	$420,465	$335,098	$1,183,158	$791,140

EBITDA per adjusted claim excluding integration and other related expenses (Notes 4 and 5)	$2.64	$2.00	$2.39	$2.03

Net income per common share—diluted excluding integration and other related expenses (Note 4)	$0.51	$0.38	$1.42	$1.00

(a)	Includes the results of operations of AdvancePCS beginning March 24, 2004.
(b)	Excludes depreciation which is presented separately.

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2005	2004 (a)
Cash flows from continuing operations:
Net income . . . . . . . . .	$641,710	$395,226
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	343,243	233,887
Depreciation and amortization	109,495	87,204
Stock option expense	9,174	15,493
Non-cash interest expense	1,754	2,392
Writeoff of deferred financing costs	686	2,206
Other non-cash expenses, net	796	249
Changes in operating assets and liabilities, net of effects of acquisitions/disposals of businesses	(309,979)	379,145

Net cash provided by continuing operations	796,879	1,115,802

Cash flows from investing activities:
Purchase of short-term investments	(765,325)	(198,651)
Sale of short-term investments	426,732	—
Acquisition of AdvancePCS, net of cash acquired	—	(391,933)
Capital expenditures, net	(96,994)	(55,446)
Proceeds from sale of property and equipment	2,113	—
(Acquisition)/partial liquidation of investments in businesses	(7,438)	10,382

Net cash used in investing activities	(440,912)	(635,648)

Cash flows from financing activities:
Net repayments under credit facilities	(147,000)	(97,625)
Repurchase of AdvancePCS Senior Notes	(1,678)	(206,810)
Proceeds from stock issued under equity-based compensation plans	51,793	125,628
Purchase of treasury stock	(385,984)	(337,986)
Deferred financing costs	—	(3,857)
Securities issuance costs	—	(2,729)

Net cash used in financing activities	(482,869)	(523,379)
Cash used in discontinued operations	(9,163)	(8,557)

Net decrease in cash and cash equivalents	(136,065)	(51,782)
Cash and cash equivalents—beginning of period	1,078,803	815,328

Cash and cash equivalents—end of period	$942,738	$763,546

(a)	Includes the cash flows of AdvancePCS beginning March 24, 2004.

CAREMARK RX, INC. AND SUBSIDIARIES

SELECTED PRO FORMA FINANCIAL AND STATISTICAL INFORMATION (a)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended September 30,		Percentage Increase (Decrease)
	2005 Pro Forma	2004 Pro Forma
Financial Information

Net revenue (Note 1)	$8,072,441	$7,457,892	8%
Cost of revenues (b) (Note 1)	7,533,395	7,004,741	8%
Selling, general and administrative expenses	115,848	111,645	4%
Stock option expense	2,733	6,408	-57%

EBITDA (c) (Notes 3 and 4)	420,465	335,098	25%
Depreciation	25,402	24,735	3%
Amortization of intangible assets	11,725	12,083	-3%

Operating income (Note 4)	383,338	298,280	29%
Interest (income) expense, net	(863)	7,306	-112%

Income before provision for income taxes	384,201	290,974	32%
Provision for income taxes	151,760	115,901	31%

Net income (Note 4)	$232,441	$175,073	33%

Average number of common shares outstanding—diluted	453,594	464,769	-2%

Net income per common share—diluted	$0.51	$0.38	34%

Claims Processed
Mail	14,559	11,791	23%
Retail	116,159	132,554	-12%

Total	130,718	144,345	-9%

Adjusted Claims (Note 5)	159,236	167,523	-5%

EBITDA per adjusted claim (Notes 3 and 5)	$2.64	$2.00	32%

	Nine Months Ended September 30,		Percentage Increase (Decrease)
	2005 Pro Forma	2004 Pro Forma
Financial Information

Net revenue (Note 1)	$24,623,495	$22,398,080	10%
Cost of revenues (b) (Note 1)	23,089,484	21,155,039	9%
Selling, general and administrative expenses	341,679	348,909	-2%
Stock option expense	9,174	23,674	-61%

EBITDA (c) (Notes 3 and 4)	1,183,158	870,458	36%
Depreciation	73,962	72,099	3%
Amortization of intangible assets	35,533	36,249	-2%

Operating income (Note 4)	1,073,663	762,110	41%
Interest expense, net	4,178	25,824	-84%

Income before provision for income taxes	1,069,485	736,286	45%
Provision for income taxes	422,447	293,093	44%

Net income (Note 4)	$647,038	$443,193	46%

Average number of common shares outstanding—diluted	456,452	466,593	-2%

Net income per common share—diluted	$1.42	$0.95	49%

Claims Processed
Mail	43,314	34,545	25%
Retail	366,713	404,219	-9%

Total	410,027	438,764	-7%

Adjusted Claims (Note 5)	494,884	506,503	-2%

EBITDA per adjusted claim (Notes 3 and 5)	$2.39	$1.72	39%

(a)	Assumes the AdvancePCS acquisition occurred on January 1, 2004. See Note 2.
(b)	Excludes depreciation which is presented separately.
(c)	Excludes integration and other related expenses. See Note 4.

Caremark Rx, Inc.

Notes to Press Release Tables

September 30, 2005

(1) Amounts of revenue and cost of revenues originally reported for the three months ended March 31, 2005 and June 30, 2005 have been reduced by approximately $24 million and $37 million, respectively, in arriving at the amounts of such items reported for the nine months ended September 30, 2005, due to elimination of certain intercompany revenue and cost of revenues in the previously reported amounts. This adjustment represents approximately 0.3% and 0.5% of revenue and cost of revenues originally reported for the respective periods and has no impact on the Company’s net income, financial position or cash flows.

(2) On March 24, 2004, we completed our acquisition of AdvancePCS. The results of operations and cash flows of AdvancePCS are included in the accompanying condensed consolidated statements of income and cash flows beginning March 24, 2004. To assist you in understanding the impact of the AdvancePCS acquisition, we have also included pro forma information presenting the results of operations of Caremark Rx, Inc. and AdvancePCS as if the acquisition of AdvancePCS had been completed at January 1, 2004.

The pro forma income amounts exclude integration and other related expenses (net of benefit from income taxes) of approximately $1.0 million and $3.5 million in the three months ended September 30, 2005 and 2004, and $5.3 million and $12.8 million in the nine months ended September 30, 2005 and 2004, respectively, incurred in connection with the AdvancePCS Acquisition. See Note 4 below.

(3) We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance, its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income	$231,421	$171,819	$641,710	$395,226
Depreciation	25,402	24,735	73,962	61,998
Amortization of intangible assets	11,725	11,847	35,533	25,206
Interest (income) expense, net	(863)	7,306	4,178	25,714
Provision for income taxes	151,094	113,593	418,968	261,760

EBITDA	418,779	329,300	1,174,351	769,904
Cash interest (payments) receipts	9,529	1,500	5,822	(22,734)
Cash tax (payments) refunds	(17,873)	(4,108)	(9,256)	30,210
Other non-cash expenses	3,567	6,408	10,161	17,948
Other changes in operating assets and liabilities, net of acquisitions/disposals of businesses	(188,096)	80,806	(384,199)	320,474

Net cash provided by continuing operations	$225,906	$413,906	$796,879	$1,115,802

EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of income and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

Caremark Rx, Inc.

Notes to Press Release Tables—(Continued)

September 30, 2005

(4) In the quarters ended September 30, 2005 and 2004, we incurred approximately $1.7 million and $5.8 million of expenses, respectively, primarily for integration activities related to our acquisition of AdvancePCS and involuntary termination/employee retention and related benefits. In the nine months ended September 30, 2005 and 2004, we incurred approximately $8.8 million and $21.2 million of expenses, respectively, primarily for: (1) integration activities related to our acquisition of AdvancePCS, including pre-acquisition integration planning; (2) involuntary termination/employee retention and related benefits ($7.1 million in 2005 and $7.2 million in 2004) and (3) writing off approximately $2.2 million (in 2004) of deferred financing costs related to our credit agreement that was replaced upon consummation of the AdvancePCS acquisition. The analyses used by management to evaluate the performance of our business excludes these integration and other related expenses.

Under the SEC’s Regulation G, financial measures which exclude non-recurring expense items are non-GAAP financial measures; therefore, our presentations of amounts of EBITDA, operating income and earnings per share which exclude these integration and other related expenses are, likewise, non-GAAP financial measures which require reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. Since EBITDA is itself a non-GAAP financial measure, we direct your attention to Note 3 above for a reconciliation of EBITDA to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP. Our reconciliations of the financial measures presented in the attached press release which exclude integration and other related expenses are as follows (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
EBITDA	$418,779	$329,300	$1,174,351	$769,904
Integration and other related expenses	1,686	5,798	8,807	21,236

EBITDA excluding integration and other related expenses	$420,465	$335,098	$1,183,158	$791,140

Net income	$231,421	$171,819	$641,710	$395,226
Integration and other related expenses (net of income tax benefit)	1,020	3,490	5,328	12,784

Net income excluding integration and other related expenses	$232,441	$175,309	$647,038	$408,010

Net income per common share—diluted	$0.51	$0.37	$1.41	$0.97
Integration and other related expenses per share (net of tax benefit)	—	0.01	0.01	0.03

Net income per common share—diluted excluding integration and other related expenses	$0.51	$0.38	$1.42	$1.00

(5) Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims (retail claims) to the product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ PETER J. CLEMENS IV
Peter J. Clemens IV Executive Vice President and Chief Financial Officer

Date: November 8, 2005